UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 22, 2009

JPMORGAN CHASE & CO.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-05805	13-2624428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On December 22, 2009, JPMorgan Chase & Co. (“JPMorgan Chase” or the “Company”), and JPMorgan Chase Capital XXVIII, a statutory trust formed under the laws of the State of Delaware (“XXVIII Trust”), closed the public offering of $1,500,000,000 aggregate liquidation amount of XXVIII Trust’s Fixed-to-Floating Rate Capital Securities, Series BB (the “XXVIII Capital Securities”), representing preferred beneficial interests in XXVIII Trust. The XXVIII Capital Securities and the related guarantee have been registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3 (File Nos. 333-146220 and 333-146220-04).

Immediately prior to the issuance of the XXVIII Capital Securities, the Company entered into a Supplemental Indenture, dated as of December 22, 2009 (the “Supplemental Indenture”), to the Indenture, dated as of December 1, 1996, between the Company and The Bank of New York Mellon, as Debenture Trustee (the “Trustee”). A conformed copy of the Supplemental Indenture executed and delivered by the Company and the Debenture Trustee is attached as Exhibit 4.1, which is hereby incorporated by reference into the Registration Statement on Form S-3 filed on September 21, 2007 (File Nos. 333-146220, 333-146220-01, 333-146220-02, 333-146220-03, 333-146220-04, 333-146220-05, 333-146220-06, 333-146220-07, and 333-146220-08).

In connection with the issuance of the XXVIII Capital Securities, Simpson Thacher & Bartlett LLP rendered an opinion regarding certain tax matters. A copy of their opinion is attached as Exhibit 8.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following Exhibits are being filed and not furnished as part of this Current Report and are incorporated by reference into the Registration Statement on Form S-3 (File Nos. 333-146220 and 333-146220-04) of the Company and XXVIII Trust.

4.1	Supplemental Indenture, dated as of December 22, 2009, to the Indenture, dated as of December 1, 1996, between the Company and The Bank of New York Mellon, as Debenture Trustee.

8.1	Tax Opinion of Simpson Thacher & Bartlett LLP dated December 22, 2009 (XXVIII Capital Securities)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO.
(Registrant)

Dated: December 22, 2009	By:	/s/ Anthony J. Horan
	Name:	Anthony J. Horan
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Supplemental Indenture, dated as of December 22, 2009, to the Indenture, dated as of December 1, 1996, between the Company and The Bank of New York Mellon, as Debenture Trustee.

8.1	Tax Opinion of Simpson Thacher & Bartlett LLP dated December 22, 2009 (XXVIII Capital Securities)